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                                                                     EXHIBIT 3.1


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            REVOLUTION FIGHTING, INC.


         Revolution Fighting, Inc. (the "CORPORATION"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 7, 2002.

         2. This amended and restated certificate of incorporation has been duly adopted in accordance with sections 242 and 245 of the General Corporation Law of the State of Delaware.

         3. The text of the certificate of incorporation, as amended, is hereby amended and restated to read in its entirety as set forth below:

         FIRST: The name of the Corporation is Revolution Fighting, Inc.

         SECOND: The address of its registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 1,000,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.001 per share, of which 1,000,000 shares are hereby designated Series A convertible preferred stock.

         The preferred stock of the Corporation shall be issued by the Corporation's board of directors in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Corporation's board of directors may determine from time to time.

         Shares of common stock and preferred stock may be issued from time to time as the Corporation's board of directors shall determine and on such terms and for such consideration as shall be fixed by the Corporation's board of directors.

         The powers, preferences, rights, restrictions, and other matters relating to the Series A preferred stock are as follows:

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         1. NUMBER OF SHARES. The number of shares constituting the Series A convertible preferred stock is hereby fixed at 1,000,000.

         2. STATED CAPITAL. The amount to be represented in stated capital at all times for each share of Series A convertible preferred stock shall be its par value of $.001 per share.

         3. DIVIDENDS. Shares of Series A convertible preferred stock are entitled to participate, on an as-converted basis, in any dividends declared on the common stock.

         4. LIQUIDATION RIGHTS. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Series A convertible preferred stock shall be entitled to share with the holders of shares of common stock in the assets of the Corporation, on an as converted basis, whether such assets are capital or surplus of any nature. A Reorganization (as defined in section 7(b)) shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this section 4.

         5. REDEMPTION. Shares of Series A convertible preferred stock may not be redeemed by the Corporation absent the unanimous consent of the holders thereof.

         6. CONVERSION. (a) The Series A convertible preferred stock shall, at the option of the holder thereof, at any time and from time to time, be convertible into that number of fully paid and non-assessable shares of the common stock equal to the number of the shares of Series A convertible preferred stock being converted. The conversion right of the holders of Series A convertible preferred stock shall be exercised by the surrender of the certificates representing shares to be converted to the Corporation or its transfer agent for the Series A convertible preferred stock, accompanied by written notice electing conversion. Immediately prior to the close of business on the date the Corporation receives written notice of conversion, each converting holder of Series A convertible preferred stock shall be deemed to be the holder of record of common stock issuable upon conversion of such holder's Series A convertible preferred stock notwithstanding that the share register of the Corporation shall then be closed or that certificates representing such common stock shall not then be actually delivered to such person.

                  (b) No fractional shares of common stock or script shall be issued upon conversion of Series A convertible preferred stock. The number of full shares of common stock issuable upon conversion of such Series A convertible preferred stock shall be computed on the basis of the aggregate number of Series A convertible preferred stock so surrendered. Instead of any fractional shares of common stock which otherwise would be issuable upon conversion of any shares of Series A convertible preferred stock, the Corporation shall pay a cash adjustment in respect to such fractional interest based upon the fair value of a share of common stock, as determined in good faith by the Corporation's board of directors.

                  (c) All shares of common stock issued upon conversion of Series A convertible preferred stock will upon issuance be validly issued, fully paid and nonassessable. All certificates representing Series A convertible preferred stock surrendered for conversion shall be appropriately canceled on the books of the Corporation and the shares so converted represented by such certificates shall be restored to the status of authorized but unissued shares of preferred stock of the Corporation.

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         7. ADJUSTMENT OF CONVERSION RIGHTS. If the Corporation, with respect to common stock, (1) pays a dividend or make a distribution on shares of common stock that is paid in shares of common stock or in securities convertible into or exchangeable for common stock (in which latter event the number of shares of common stock initially issuable upon the conversion or exchange of such securities shall be deemed to have been distributed), (2) subdivides outstanding shares of common stock, (3) combines outstanding shares of common stock into a smaller number of shares, or (4) issues by reclassification of common stock any shares of capital stock of the Corporation, the conversion rate in effect immediately prior thereto shall be adjusted so that each holder of Series A convertible preferred stock thereafter converted shall be entitled to receive the number and kind of shares of common stock or other capital stock of the Corporation that it would have owned or been entitled to receive in respect of those shares of Series A convertible preferred stock immediately after the happening of any of the events described above had those shares of Series A convertible preferred stock been converted immediately prior to the happening of that event. An adjustment made in accordance with this section shall become effective immediately after the record date, in the case of a dividend, and shall become effective immediately after the effective date, in the case of a subdivision, combination, or reclassification. If, as a result of an adjustment made in accordance with this section 7(a) the holder of any shares of Series A convertible preferred stock thereafter surrendered for conversion becomes entitled to receive shares of two or more classes of capital stock or shares of common stock and other capital stock of the Corporation, the board of directors (whose determination shall be conclusive) shall determine the allocation of the adjusted conversion rate between or among shares of such classes of capital stock or shares of common stock and other capital stock.

                  (b) In the event of any consolidation or merger to which the Corporation is a party other than a consolidation or merger in which the Corporation is the continuing corporation, or the sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety or any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation) (each such transaction referred to herein as "REORGANIZATION"), no adjustment of conversion rights or the conversion rate shall be made; provided, however, each holder of Series A convertible preferred stock shall thereupon be entitled to receive upon conversion of shares of Series A convertible preferred stock, and provision shall be made therefor in any agreement relating to a Reorganization, the kind and number of securities or property (including cash) of the corporation ("SUCCESSOR CORPORATION") resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise transferred or with whom securities have been exchanged, which such holder would have owned or been entitled to receive as a result of such Reorganization had such Series A convertible preferred stock been converted immediately prior to such Reorganization (and assuming such holder failed to make an election, if any was available, as to the kind or amount of securities, property or cash receivable by reason of such Reorganization; provided that if the kind or amount of securities, property or cash receivable upon such Reorganization is not the same for each share of common stock in respect of which such rights of election shall not have been


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exercised ("non-electing share") then for the purpose of this section 7(b) the kind and amount of securities, property or cash receivable upon such Reorganization for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). In any case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series A convertible preferred stock, to the end that the provisions set forth herein (including the specified changes and other adjustments to the conversion rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities or property thereafter receivable upon conversion of shares of Series A convertible preferred stock. The provisions of this section 7(b) similarly apply to successive Reorganizations.

         8. RESERVATION OF SHARES. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of Series A convertible preferred stock, such number of shares of common stock as shall from time to time be sufficient to effect a conversion of all outstanding Series A convertible preferred stock, and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A convertible preferred stock, the Corporation shall promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purpose. In the event of a Reorganization to which section 7(b) applies, effective provision shall be made in the certificate or articles of incorporation, merger or consolidation or otherwise of the Successor Corporation so that such Successor Corporation will at all times reserve and keep available a sufficient number of shares of common stock or other securities or property to provide for the conversion of shares of Series A convertible preferred stock in accordance with the provisions of section 7.

         9. NO CIRCUMVENTION. The Corporation shall not amend its certificate of incorporation, or participate in any reorganization, sale or transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith use its best efforts, and assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of shares of Series A convertible preferred stock set forth herein.

         10. VOTING. Except as otherwise required by law, holder of shares of Series A convertible preferred stock shall, on an as-converted basis, vote together with the common stock as a single class. The holders of Series A convertible preferred stock shall be entitled to receive all notices relating to voting as are required to be given to the holders of the common stock.

         11. RIGHT TO APPOINT BOARD MEMBERS. Holders of shares of Series A convertible preferred stock, voting together as a class, shall be entitled to appoint two members of the Corporation's board of directors. In case of any vacancy in the office of director occurring among the directors appointed by the holders of shares of Series A convertible preferred stock, the remaining director appointed by the holders of Series A convertible preferred stock may appoint a successor to hold the office for the unexpired term of the other


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director appointed by the holders of Series A convertible preferred stock. Any director who has been appointed by the holders of shares of Series A convertible preferred stock or any director so appointed as provided in the preceding sentence may be removed during the term of office, whether with or without cause, only by the affirmative vote of the holders of a majority of the outstanding shares of Series A convertible preferred stock.

         The holders of the common stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

         FIFTH: Any amendment of any provision of the bylaws of the Corporation relating to the size of the Corporation's board of directors must be approved by a majority of the outstanding shares of common stock and Series A convertible preferred stock, voting together as a class and voting separately. Otherwise, in furtherance and not in limitation of the powers conferred by statute, the Corporation's board of directors is authorized to make, amend, or repeal the bylaws of the Corporation.

         SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Corporation's board of directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

         SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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         NINTH: The Corporation shall to the fullest extent permitted by section
145 of the Delaware General Corporation Law, as the same may be amended or supplemented, or by any successor thereto, indemnify and reimburse any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in, or covered by said section. Notwithstanding the foregoing, the indemnification provided for in this Article Ninth shall not be deemed exclusive of any other rights to which those entitled to receive indemnification or reimbursement hereunder may be entitled under any bylaw of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

         TENTH: No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law as the same exists or hereafter may be amended or (iv) for any transaction from which the director derived an improper benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then liability of a director of the Corporation, in addition to limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article Tenth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of directors of the Corporation existing at the time of such repeal or modification.

         This amended and restated certificate of incorporation is being signed on November 2, 2004.


                                            /S/ PETER KLAMKA
                                            ----------------
                                            Peter Klamka
                                            Chairman and Chief Executive Officer


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